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                                                                     Exhibit 1.1



                                  $180,000,000


                        GABLES REALTY LIMITED PARTNERSHIP


                           5.75% SENIOR NOTES DUE 2007




                             UNDERWRITING AGREEMENT

                               DATED JUNE 28, 2002




                            WACHOVIA SECURITIES, INC.
                           J.P. MORGAN SECURITIES INC.


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                                  $180,000,000

                        GABLES REALTY LIMITED PARTNERSHIP

                          5.75 % Senior Notes due 2007

                             UNDERWRITING AGREEMENT


                                                                   June 28, 2002


WACHOVIA SECURITIES, INC.
J.P. MORGAN SECURITIES INC.

     As representatives of the several underwriters
c/o  Wachovia Securities, Inc.
Riverfront Plaza, West Tower
901 East Byrd Street, 6th Floor
Richmond, Virginia  23219

Ladies and Gentlemen:

       INTRODUCTORY. Gables Realty Limited Partnership, a Delaware limited partnership (the "Operating Partnership") of which the sole general partner is Gables GP, Inc. ("Gables GP"), a Texas corporation and a wholly-owned subsidiary of Gables Residential Trust, a Maryland real estate investment trust (the "REIT" and, together with the Operating Partnership and Gables GP, the "Company"), proposes to sell to the Underwriters named in SCHEDULE 1 hereto (the "Underwriters"), for whom Wachovia Securities, Inc. and J.P. Morgan Securities Inc. are acting as representatives, the aggregate principal amounts listed in
SCHEDULE 1 hereto of the Operating Partnership's debt securities identified in
SCHEDULE 2 hereto (the "Securities"), to be issued under that certain indenture, dated as of March 23, 1998, as supplemented by that certain First Supplemental Indenture, dated as of March 23, 1998, a Second Supplemental Indenture, dated as of September 30, 1998, a Third Supplemental Indenture, dated as of October 8, 1998, a Fourth Supplemental Indenture, dated as of February 22, 2001 and a Fifth Supplemental Indenture, to be dated as of July 8, 2002 each by and between the Operating Partnership and Wachovia Bank, National Association (formerly known as First Union National Bank) (the "Trustee"), as trustee (as so supplemented, the "Indenture").

       The REIT and the Operating Partnership confirm their agreements with the Underwriters as follows.

       1. AGREEMENT TO SELL AND PURCHASE.

       On the basis of the representations, warranties and agreements contained herein, but subject to the terms and conditions set forth herein, the Operating Partnership agrees to issue and sell the Securities to the Underwriters as hereinafter provided, and the Underwriters agree to purchase from the Operating Partnership the Securities at the purchase price set forth in SCHEDULE 2 hereto plus accrued interest, if any, from the date specified in SCHEDULE 2 hereto to the date of payment and delivery.

       The Company understands that the Underwriters intend (i) to make a public offering of the Securities, and (ii) initially to offer the Securities upon the terms set forth in the Prospectus.

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       2. DELIVERY AND PAYMENT.

       Payment for the Securities shall be made to the Operating Partnership or to its order in immediately available funds in the amount and on the date and time set forth in SCHEDULE 2 hereto or at such place and at such other time on the same date or such other date, not later than the eighth Business Day thereafter, as the Underwriters and the Operating Partnership may agree in writing (or if the NYSE or American Stock Exchange or commercial banks in the City of New York are not open on such day, the next day on which such exchanges and banks are open). Such payment will be made upon delivery to the Underwriters of the Securities registered in such names and in such denominations as the Underwriters shall request not less than two full Business Days prior to the date of delivery, with transfer taxes, if any, payable in connection with transfer to the Underwriters duly paid by the Company. As used herein, the term "Business Day" means any day other than a day on which banks are permitted or required to be closed in New York City. The time and date of such payment and delivery with respect to the Securities are referred to herein as the "Closing Date." The Securities will be delivered through the book entry facilities of The Depository Trust Company ("DTC") and, if requested by the Underwriters, will be made available for inspection by the Underwriters no later than 1:00 P.M. New York City time on the Business Day prior to the Closing Date at such place in New York City as the Underwriters, DTC and the Operating Partnership shall agree.

       The cost of original issue tax stamps, if any, in connection with the issuance and delivery of the Securities by the Operating Partnership to the Underwriters shall be borne by the Company. The Company will pay and save the Underwriters and any subsequent holder of the Securities harmless from any and all liabilities with respect to or resulting from any failure or delay in paying Federal and state stamp and other transfer taxes, if any, which may be payable or determined to be payable in connection with the original issuance or sale to the Underwriters of the Securities.

       3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The REIT and the Operating Partnership, jointly and severally, represent, warrant and covenant to the Underwriters that:

               (a) The Operating Partnership meets the requirements for use of Form S-3 and a registration statement (Registration No. 333-68359) on Form S-3 relating to the Securities, including a prospectus (as amended, the "Base Prospectus"), has been carefully prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the "Act"), and the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") thereunder and has been filed with the Commission and has become effective; and on or prior to the Closing Date the Indenture shall have been qualified under the Trust Indenture Act of 1939, as amended (together with the rules and regulations of the Commission thereunder, the "Trust Indenture Act"). Such registration statement and prospectus may have been amended or supplemented prior to the date of this Agreement; any such amendment or supplement was so prepared and filed, and any such amendment filed after the effective date of such registration statement has become effective. No stop order suspending the effectiveness of the registration statement has been issued, and no proceeding for that purpose has been instituted or, to the Company's knowledge, threatened by the Commission. Copies of such registration statement and prospectus, any such amendments or supplements and all documents incorporated by reference therein that were filed with the Commission on or prior to the date of this Agreement have been delivered or made available to the Underwriters. A prospectus supplement (the "Prospectus Supplement") setting forth the terms of the Securities and of their sale and distribution has been or will be so prepared and will be filed pursuant to Rule 424(b) of the Rules and Regulations on or before the second business day after the date hereof (or such earlier time as may be required by the Rules and Regulations). The term "Registration Statement" means such registration statement as amended at the time it

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       became effective (the "Effective Date"), including financial statements and all exhibits and any information deemed by virtue of Rule 430A of the Rules and Regulations to be included in such Registration Statement at the Effective Date and any prospectus supplement filed thereafter with the Commission and shall include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The registration statement filed by the Company pursuant to Rule 462(b) (Registration No. 333-91576) under the Securities Act is called the "Rule 462(b) Registration Statement", and from and after the date and time of filing of the Rule 462(b) Registration Statement the term "Registration Statement" shall also include the Rule 462(b) Registration Statement. The term "Prospectus" means, collectively, the Base Prospectus together with any prospectus supplement, in the respective forms they are filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations, and includes the documents incorporated by reference in the Base Prospectus and in any prospectus supplement. Any reference herein to the terms "amend," "amendment" or "supplement" with respect to the Registration Statement or the Prospectus shall be deemed to refer to and include the filing after the execution hereof of any document with the Commission deemed to be incorporated by reference therein. For purposes of this Underwriting Agreement, all references to the Registration Statement, the Prospectus or any amendment or supplement thereto shall be deemed to include any copy filed with the Commission pursuant to its Electronic Data Gathering Analysis and Retrieval System (EDGAR), and such copy shall be identical (except to the extent permitted by Regulation S-T) to any Registration Statement or Prospectus, as the case may be, delivered to you for use in connection with the offering of the Securities by the Operating Partnership.

               (b) Each part of the Registration Statement, when such part became or becomes effective, and the Prospectus and any amendment or supplement thereto, on the date of filing thereof with the Commission and at the Closing Date, including the financial statements included or to be included or incorporated by reference or to be incorporated by reference in the Registration Statement or the Prospectus, conformed or will conform in all material respects with the requirements of the Act, the Rules and Regulations, the Exchange Act and the rules and regulations thereunder (the "Exchange Act Rules and Regulations") and will contain all statements required to be stated therein in accordance with the Act, the Rules and Regulations, the Exchange Act and the Exchange Act Rules and Regulations; the Indenture, on the date of filing thereof with the Commission and at the Closing Date conformed or will conform in all material respects with the requirements of the Trust Indenture Act; each part of the Registration Statement, when such part became or becomes effective, did not or will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; the Prospectus and any amendment or supplement thereto, on the date of filing thereof with the Commission and at the Closing Date, did not or will not include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The foregoing representations and warranties in this Section 3(b) do not apply to (i) that part of the Registration Statement which constitutes the Statement of Eligibility and Qualification under the Trust Indenture Act (the "Form T-1") and (ii) any statements or omissions made in reliance on and in conformity with information relating to any Underwriter furnished in writing to the Company by such Underwriter specifically for inclusion in the Registration Statement or the Prospectus or any amendment or supplement thereto. The Company acknowledges that the only information furnished in writing to the Company by the Underwriters specifically for inclusion in the Registration Statement, any preliminary prospectus or the Prospectus is the information set forth in EXHIBIT A hereto. The Company has not distributed any offering material in connection with the offering or sale of the Securities other than the Registration Statement, the Prospectus, or other materials, if any, permitted by the Act.

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               (c) The documents incorporated or to be incorporated by reference in the Registration Statement or the Prospectus or any amendment or supplement thereto or from which information is so incorporated by reference, when they became or become effective or were or are filed with the Commission, as the case may be, complied or will comply in all material respects with the requirements of the Act or the Exchange Act, as applicable, the Exchange Act Rules and Regulations and the Rules and Regulations.

               (d) The only subsidiaries (as defined in the Rules and Regulations) of the Company are the subsidiaries listed on SCHEDULE 3 hereto (the "subsidiaries"). The Company and each of its subsidiaries is, and at the Closing Date will be, an entity duly organized or formed, as the case may be, and, in the case of an entity that is not a general partnership, validly existing and in good standing under the laws of the jurisdiction of its organization or incorporation. The Company and each of its subsidiaries has, and at the Closing Date will have, full power and authority to conduct all the activities conducted by it, to own or lease all the assets owned or leased by it and to conduct its business as described in the Registration Statement and the Prospectus. The Company and each of its subsidiaries is, and at the Closing Date will be, duly licensed or qualified to do business and (except for subsidiaries that are general partnerships) in good standing as a foreign trust, limited partnership or corporation, as the case may be, in all jurisdictions in which the nature of the activities conducted by it or the character of the assets owned or leased by it makes such licensing or qualification necessary except where the failure to be so qualified does not have a material adverse effect on the business, properties, financial position or results of the Company and its subsidiaries, taken as a whole. Except for the stock or partnership interests of the subsidiaries and as disclosed in the Registration Statement, the Company does not own, and at the Closing Date will not own, directly or indirectly, any shares of stock or any other equity or long-term debt securities of any corporation or have any equity interest in any firm, partnership, joint venture, association or other entity. Complete and correct copies of the Amended and Restated Declaration of Trust and the Second Amended and Restated By-laws of the Company and the charter documents of each of its subsidiaries and all amendments thereto have been delivered or made available to the Underwriters and no changes therein will be made subsequent to the date hereof and prior to the Closing Date.

               (e) The outstanding securities of the REIT, have been duly authorized, validly issued, fully paid and nonassessable and will not be subject to any preemptive or similar right. The description of the REIT's common shares of beneficial interest, par value $0.01 per share (the "Common Shares") in the Registration Statement and the Prospectus is, and at the Closing Date will be, in all material respects, complete and accurate. Except as set forth in the Prospectus, the REIT does not have outstanding, and at the Closing Date will not have outstanding, any options to purchase, or any rights or warrants to subscribe for, or any securities or obligations convertible into, or any contracts or commitments to issue or sell, any Common Shares, any preferred shares of the REIT, any shares of capital stock of any subsidiary or any such warrants, convertible securities or obligations other than (i) pursuant to the REIT's dividend reinvestment plan and (ii) the REIT's Fourth Amended and Restated 1994 Share Option and Incentive Plan, as amended.

               (f) The outstanding securities of the Operating Partnership, have been duly authorized and validly issued and will not be subject to any preemptive or similar right. Except as set forth in the Prospectus, the Operating Partnership does not have outstanding, and at the Closing Date will not have outstanding, any options to purchase, or any rights or warrants to subscribe for, or any securities or obligations convertible into, or any contracts or commitments to issue or sell, any shares of capital stock of the Operating Partnership. There are no requirements,

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       restrictions or limitations in the terms of the preferred units of partnership interest in the Operating Partnership ("Preferred Units") applicable to the issuance and sale of the Securities.

               (g) The Securities will be, as of the Closing Date, duly authorized by the Operating Partnership for issuance and sale pursuant to this Underwriting Agreement and the Indenture, and when duly authenticated and delivered by the Trustee in accordance with the terms of the Indenture (assuming the due authorization, execution and delivery of the Indenture by the Trustee), and delivered to, and paid for in full by, the Underwriters pursuant to this Underwriting Agreement, will be valid and legally binding obligations of the Operating Partnership entitled to the benefit of the Indenture and will be enforceable against the Company in accordance with their terms, subject to (a) applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, (b) general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or law), (c) the discretion of the court before which any proceeding therefor may be brought, and (d) applicable Federal and state securities laws and public policy which may limit the application of provisions relating to indemnification and contribution with respect to securities law matters (clauses (a), (b), (c) and (d) are collectively referred to as the "Enforceability Limitations"); the Indenture has been duly qualified under the Trust Indenture Act and prior to the issuance of the Securities will be duly authorized, executed and delivered by the Operating Partnership, and assuming due authorization, execution and delivery thereof by the Trustee, will constitute a valid and legally binding obligation of the Operating Partnership, enforceable against the Operating Partnership in accordance with its terms, subject to the Enforceability Limitations; the Securities and the Indenture will conform in all material respects to the statements relating thereto contained in the Prospectus; and the Securities will be, in all material respects, in the form contemplated by the Indenture.

               (h) The financial statements and schedules of the Company included or incorporated by reference in the Registration Statement or the Prospectus present fairly the consolidated financial condition of the Company as of the respective dates thereof and the consolidated results of operations and cash flows of the Company for the respective periods covered thereby, all in conformity with generally accepted accounting principles applied on a consistent basis throughout the entire period involved, except as otherwise disclosed in the Prospectus. The pro forma financial statements of the Company, if any, included in the Registration Statement and the Prospectus comply in all material respects with the applicable requirements of Rule 11-02 of Regulation S-X of the Commission and the pro forma adjustments have been properly applied to the historical amounts in the compilation of such statements. No other financial statements or schedules of the Company are required by the Act, the Exchange Act or the Rules and Regulations to be included in the Registration Statement or the Prospectus. Arthur Andersen LLP, independent public accountants, who have reported on those of such financial statements and schedules which are audited, are independent accountants with respect to the Company as required by the Act and the Rules and Regulations. The statements included in the Registration Statement with respect to Arthur Andersen LLP pursuant to Rule 509 of Regulation S-K of the Rules and Regulations are true and correct in all material respects. Additionally, any statements required by the Rules and Regulations of the Act have been added to, or incorporated by reference in, the Prospectus Supplement, reflecting that the Company terminated its engagement of Arthur Andersen LLP and engaged Deloitte & Touche LLP, independent public accountants.

               (i) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to

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       permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets;
       (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

               (j) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus and prior to the Closing Date, except as set forth in or contemplated by the Registration Statement and the Prospectus, (i) there has not been and will not have been any change in the capitalization of the Company, or in the business, properties, business prospects, condition (financial or otherwise) or results of operations of the Company and its subsidiaries, arising for any reason whatsoever, other than pursuant to the REIT's dividend reinvestment plan or by way of grants of Common Shares or options to purchase Common Shares or the exercise of such options, in any such case under the Company's Fourth Amended and Restated 1994 Share Option and Incentive Plan, as amended, (ii) neither the Company nor any of its subsidiaries has incurred nor will it incur any material liabilities or obligations, direct or contingent, nor has it entered into nor will it enter into any material transactions other than pursuant to this Agreement and the transactions referred to herein and (iii) the Company has not and will not have paid or declared any dividends or other distributions of any kind on any class of its capital stock.

               (k) The Company is not an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended.

               (l) Except as set forth in the Registration Statement and the Prospectus, there are no actions, suits or proceedings pending or threatened against or affecting the Company or any of its subsidiaries or any of their respective officers in their capacity as such, before or by any Federal or state court, commission, regulatory body, administrative agency or other governmental body, domestic or foreign, wherein an unfavorable ruling, decision or finding might materially and adversely affect the Company or any of its subsidiaries or its business, properties, business prospects, condition (financial or otherwise) or results of operations.

               (m) The Company and each of its subsidiaries has, and at the Closing Date will have, (i) all governmental licenses, permits, consents, orders, approvals and other authorizations necessary to carry on its business as contemplated in the Prospectus, except where failure to obtain any of the foregoing will not have a material adverse effect on the business, properties, business prospects, condition (financial or otherwise) or results of operations of the Company and its subsidiaries, taken as a whole (a "Material Adverse Effect"), (ii) complied in all material respects with all laws, regulations and orders applicable to it or its business except where failure to comply with any of the foregoing would not have a Material Adverse Effect, and (iii) performed all its material obligations required to be performed by it, and is not, and at the Closing Date will not be, in default, under any indenture, mortgage, deed of trust, voting trust agreement, loan agreement, bond, debenture, note agreement, lease, contract or other agreement or instrument (collectively, a "contract or other agreement") to which it is a party or by which its property is bound or affected, the violation of which would have a Material Adverse Effect. To the best knowledge of the Company and each of its subsidiaries, no other party under any contract or other agreement to which it is a party is in default thereunder in such a manner that, individually or in the aggregate, would have a reasonable likelihood of causing a Material Adverse Effect. The Company is not, nor at the Closing Date will be, in violation of any provision of its Amended and Restated Declaration of Trust and Second Amended and Restated

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       By-laws. No subsidiary of the Company is, nor at the Closing Date will any of them be, in violation of any provision in their respective charter documents.

               (n) No consent, approval, authorization or order of, or any filing or declaration with, any court or governmental agency or body is required for the consummation by the Company of the transactions on its part herein contemplated, except such as have been obtained under the Act or the Rules and Regulations and such as may be required under state or Canadian securities or blue sky laws or the by-laws and rules of the National Association of Securities Dealers, Inc. (the "NASD") in connection with the purchase and distribution by the Underwriters of the Securities to be sold by the Company.

               (o) The Operating Partnership has full power and authority to enter into this Agreement and the Indenture. The REIT has full power and authority to enter into this Agreement and the Indenture. This Agreement has been duly authorized, executed and delivered by the REIT and the Operating Partnership and constitutes a valid and binding agreement of the REIT and the Operating Partnership and is enforceable against the REIT and the Operating Partnership in accordance with the terms hereof. The performance of this Agreement and the Indenture and the consummation of the transactions contemplated hereby and thereby will not result in the creation or imposition of any lien, charge or encumbrance upon any of the assets of the Company or any of its subsidiaries pursuant to the terms or provisions of, or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or give any other party a right to terminate any of its obligations under, or result in the acceleration of any obligation under, the Amended and Restated Declaration of Trust or Second Amended and Restated By-laws of the REIT or the Partnership Agreement and any other organizational documents of the Operating Partnership or the charter documents of Gables GP or any of the Company's subsidiaries, any contract or other agreement to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or any of its properties is bound or affected, or violate or conflict with any judgment, ruling, decree, order, statute, rule or regulation of any court or other governmental agency or body applicable to the business or properties of the Company or any of its subsidiaries.

               (p) The Company and each of its subsidiaries has good and marketable title to all properties and assets described in the Prospectus as owned by it, free and clear of all liens, charges, encumbrances or restrictions, except such as (i) are described in the Prospectus or (ii) are not material to the business of the Company or its subsidiaries, taken as a whole. The Company and each of its subsidiaries has valid, subsisting and enforceable leases for the properties described in the Prospectus as leased by it, with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such properties by the Company and such subsidiaries; no tenant under any of the leases pursuant to which the Company leases its properties has an option or right of first refusal to purchase the premises demised under such lease; the use and occupancy of each of the properties of the Company complies in all material respects with all applicable codes and zoning laws and regulations; the Company has no knowledge of any pending or threatened condemnation or zoning change that will in any material respect affect the size of, use of, improvements of, construction on, or access to any of the properties of the Company; and the Company has no knowledge of any pending or threatened proceeding or action that will in any manner affect the size of, use of, improvements on, construction on, or access to any of the properties of the Company.

               (q) Title insurance in favor of the Company (or the subsidiary which holds title to such property) is maintained with respect to each of the properties owned by the Company in an amount at least equal to the greater of (i) the cost of acquisition of such property or (ii) the

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       cost of construction by the Company of the improvements located on such property (measured at the time of such construction), except, in each case, where the failure to maintain such title insurance would not have a Material Adverse Effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries taken as a whole. Title insurance in favor of the mortgagee is maintained in an amount equal to the maximum commitment of the related loan.

               (r) The mortgages and deeds of trust encumbering the properties and assets described in the Prospectus are not convertible nor does the Company hold a participating interest therein.

               (s) The Company has no knowledge of (i) the unlawful presence of any hazardous substances, hazardous materials, toxic substances or waste materials (collectively, "Hazardous Materials") on any of the properties owned by it, or (ii) any unlawful spills, releases, discharges or disposal of Hazardous Materials that have occurred or are presently occurring off such properties as a result of any construction on or operation and use of such properties, which presence or occurrence would have a Material Adverse Effect. In connection with the construction or operation and use of the properties owned by the Company, the Company represents that, as of the date of this Agreement, it has no knowledge of any failure to comply with all applicable local, state and federal environmental laws, regulations, ordinances and administrative and judicial orders relating to the generation, recycling, reuse, sale, storage, handling, transport and disposal of any Hazardous Materials, which failure would have a Material Adverse Effect.

               (t) Property and casualty insurance in favor of the Company is maintained with respect to each of the properties owned by it in an amount and on such terms as is reasonable and customary for businesses of this type.

               (u) There is no document or contract of a character required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement which is not described or filed as required. All such contracts and all contracts relating to any tax exempt financings to which the Company or any subsidiary is a party have been duly authorized, executed and delivered by the Company or such subsidiary, constitute valid and binding agreements of the Company or such subsidiary and are enforceable against the Company or such subsidiary in accordance with the terms thereof.

               (v) No statement, representation, warranty or covenant made by the Company in this Agreement or made in any certificate or document required by this Agreement to be delivered to the Underwriters was or will be, when made, inaccurate, untrue or incorrect.

               (w) Neither the Company nor any of its trustees, officers or controlling persons has taken, directly or indirectly, any action intended, or which might reasonably be expected, to cause or result, under the Act or otherwise, in, or which has constituted, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

               (x) No holder of securities of the Company has rights to the registration of any securities of the Company because of the filing of the Registration Statement.

               (y) Neither the Company nor any of its subsidiaries is involved in any material labor dispute nor, to the knowledge of the Company, is any such dispute threatened.

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               (z) The Company and its subsidiaries own, or are licensed or otherwise have the full exclusive right to use, all material trademarks and trade names which are used in or necessary for the conduct of their respective businesses as described in the Prospectus, including, without limitation, the name "Gables" for use in connection with residential communities. No claims have been asserted by any person to the use of any such trademarks or trade names or challenging or questioning the validity or effectiveness of any such trademark or trade name. The use, in connection with the business and operations of the Company and its subsidiaries of such trademarks and trade names does not, to the Company's knowledge, infringe on the rights of any person.

               (aa) Neither the Company nor any of its subsidiaries nor, to the Company's knowledge, any employee or agent of the Company or any subsidiary has made any payment of funds of the Company or any subsidiary or received or retained any funds in violation of any law, rule or regulation or of a character required to be disclosed in the Prospectus.

               (bb) The REIT has continuously been organized and operated in conformity with the requirements for qualification as a real estate investment trust under the Internal Revenue Code of 1986, as amended (the "Code") for all taxable years commencing with its taxable year ended December 31, 1994. The REIT has filed an election to be taxable as a real estate investment trust for its taxable year ended December 31, 1994, and such election has not been terminated. The REIT's method of operation will permit it to continue to meet the requirements for taxation as a real estate investment trust under the Code. The REIT intends to continue to operate in a manner which would permit it to qualify as a real estate investment trust under the Code.

       4. AGREEMENTS OF THE REIT AND THE OPERATING PARTNERSHIP. The REIT and the Operating Partnership agree with the Underwriters as follows:

               (a) The Company will cause the Prospectus Supplement to be filed as required by Section 3(a) hereof (but only if the Underwriters have not reasonably objected thereto by notice to the Company after having been furnished a copy a reasonable time prior to filing) and will notify you promptly of such filing. The Company will not, during such period as the Prospectus is required by law to be delivered in connection with sales of the Securities by any Underwriter or dealer (the "Prospectus Delivery Period"), file any amendment or supplement to the Registration Statement or the Prospectus, unless a copy thereof shall first have been submitted to the Underwriters within a reasonable period of time prior to the filing thereof and the Underwriters shall not have objected thereto in good faith.

               (b) The Company will notify the Underwriters promptly, and will confirm such advice in writing, (1) when any post-effective amendment to the Registration Statement becomes effective, (2) of any request by the Commission for amendments or supplements to the Registration Statement or the Prospectus or for additional information, (3) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose or the threat thereof, (4) of the happening of any event during the Prospectus Delivery Period that in the judgment of the Company makes any statement made in the Registration Statement or the Prospectus untrue or that requires the making of any changes in the Registration Statement or the Prospectus in order to make the statements therein, in light of the circumstances in which they are made, not misleading and (5) of receipt by the Company or any representative or attorney of the Company of any other communication from the Commission relating to the Company, the Registration Statement, or the Prospectus. If at any time the Commission shall issue any order suspending the effectiveness of the Registration

       Statement, the Company will make every reasonable effort to obtain the withdrawal of such order at the earliest possible moment.

               (c) The Company will furnish to the Underwriters, upon request and without charge, two signed copies of the Registration Statement and of any post-effective amendment thereto, including financial statements and schedules, and all exhibits thereto (including any document filed under the Exchange Act and deemed to be incorporated by reference into the Prospectus).

               (d) The Company will comply with all the provisions of any undertakings contained in the Registration Statement.

               (e) The Company will deliver to each Underwriter, without charge, as many copies of the Prospectus containing the Prospectus Supplement or any amendment or supplement thereto as such Underwriter may reasonably request. The Company consents to the use of the Prospectus or any amendment or supplement thereto by the Underwriters and by all dealers to whom the Securities may be sold, both in connection with the offering or sale of the Securities and for any period of time thereafter during which the Prospectus is required by law to be delivered in connection therewith. If during such period of time any event shall occur which in the judgment of the Company or counsel to the Underwriters should be set forth in the Prospectus in order to make any statement therein, in the light of the circumstances under which it was made, not misleading, or if it is necessary to supplement or amend the Prospectus to comply with law, the Company will forthwith prepare and duly file with the Commission an appropriate supplement or amendment thereto, and will deliver to each Underwriter, without charge, such number of copies of such supplement or amendment to the Prospectus as such Underwriter may reasonably request. The Company shall not file any document under the Exchange Act before the termination of the offering of the Securities by the Underwriters if such document would be deemed to be incorporated by reference into the Prospectus which is not approved by the Underwriters after reasonable notice thereof.

               (f) Prior to any public offering of the Securities the Company will cooperate with the Underwriters and counsel to the Underwriters in connection with the registration or qualification of the Securities for offer and sale under the securities or blue sky laws of such jurisdictions as the Underwriters may request including, without limitation, jurisdictions outside of the United States; PROVIDED, that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to general service of process in any jurisdiction where it is not now so subject.

               (g) During the period of five years commencing on the date hereof, the Company will, upon request for such item by an Underwriter, furnish to such Underwriter such financial statements and other periodic and special reports as the Company may from time to time distribute generally to the holders of any class of its capital stock, and will, upon request for such item by such Underwriter, furnish to such Underwriter a copy of each annual or other report it shall be required to file with the Commission.

               (h) The Company will make generally available to holders of its securities as soon as may be practicable but in no event later than the last day of the fifteenth full calendar month following the end of the Company's current fiscal quarter, an earnings statement (which need not be audited but shall be in reasonable detail) for a period of 12 months beginning after the date upon which the Prospectus Supplement is filed pursuant to Rule 424 under the Act, and satisfying the provisions of Section 11(a) of the Act (including Rule 158 of the Rules and Regulations).

               (i) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company will pay, or reimburse if paid by the Underwriters, all fees, costs and expenses incident to the performance of the obligations of the Company under this Agreement, including but not limited to fees, costs and expenses of or relating to (i) the preparation, printing and filing of the Registration Statement and exhibits to it, the Prospectus and any amendment or supplement to the Registration Statement or the Prospectus,
       (ii) the preparation and delivery of notes representing the Securities,
       (iii) the printing of this Agreement and any Dealer Agreements, (iv) furnishing (including costs of shipping and mailing) such copies of the Registration Statement, the Prospectus and any preliminary prospectus, and all amendments and supplements thereto, as may be requested for use in connection with the offering and sale of the Securities by the Underwriters or by dealers to whom Securities may be sold, (v) filings required to be made by or on behalf of the Company or the Underwriters and the fees and disbursements and other charges (other than counsel for the Underwriters) in connection therewith and filings to be made by the Company with the Commission, and the fees, disbursements and other charges of counsel for the Company in connection therewith, (vi) the registration or qualification of the Securities for offer and sale under the securities or blue sky laws of such jurisdictions designated pursuant to Section 4(f), including the fees, disbursements and other reasonable charges of counsel to the Underwriters in connection therewith, and the preparation and printing of preliminary, supplemental and final blue sky memoranda, (vii) counsel to the Company and any surveyors, engineers, appraisers, photographers, accountants and other professionals engaged by or on behalf of the Company, (viii) the Trustee, (ix) preparation of slides, overheads and other presentation material to be used in any "road show" or other presentation to potential investors and the hotel, travel and other expenses of the Company's employees in connection with any such "road show" or presentation, and (x) Moody's Investors Service, Inc. ("Moody's") and Standard and Poor's Rating Services ("S&P" and, together with Moody's, the "Rating Agencies") in connection with the rating of the Securities at the request of the Company; PROVIDED, HOWEVER, that with respect to any fees, disbursements and other charges of counsel for the Underwriters in connection with the registration and qualification of the Securities under blue sky laws and the preparation of blue sky memorandum, the Company shall not be responsible for counsel fees, disbursements and other charges in excess of $15,000.

               (j) If this Agreement shall be terminated by the Company pursuant to any of the provisions hereof (otherwise than pursuant to Section 8 hereof) or if for any reason the Company shall be unable to perform its obligations hereunder, the Company will reimburse the Underwriters for all out-of-pocket expenses (including the fees, disbursements and other charges of counsel to the Underwriters) reasonably incurred by it in connection herewith.

               (k) The Company will not at any time, directly or indirectly, take any action intended, or which might reasonably be expected, to cause or result in, or which will constitute, stabilization of the price of the Securities to facilitate the sale or resale of any of the Securities.

               (l) The Company will apply the net proceeds from the offering and sale of the Securities to be sold by the Company in the manner set forth in the Prospectus under "Use of Proceeds."

               (m) Unless the Board of Trustees of the REIT determines in its reasonable business judgment that continued qualification as a "real estate investment trust" under the Code is not in the Company's best interest, the REIT will not terminate its election to be taxed as a "real estate investment trust" under the Code, and the Company will use its best efforts to, and will continue to meet the requirements to, so qualify as a "real estate investment trust."

               (n) The Company will take all commercially reasonable action necessary to enable the Rating Agencies to provide their respective credit ratings of the Company, the Operating Partnership or the Securities, as the case may be.

       5. CONDITIONS OF THE OBLIGATIONS OF THE UNDERWRITERS. The obligations of the Underwriters hereunder are subject to the following conditions:

               (a) The Prospectus shall have been filed as required by Section 3(a) and (i) no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall be pending or threatened by the Commission, (ii) no order suspending the effectiveness of the Registration Statement or the qualification or registration of the Securities under the securities or blue sky laws of any jurisdiction shall be in effect and no proceeding for such purpose shall be pending before or threatened or contemplated by the Commission or the authorities of any such jurisdiction, (iii) any request for additional information on the part of the staff of the Commission or any such authorities shall have been complied with to the satisfaction of the staff of the Commission or such authorities and (iv) after the date hereof no amendment or supplement to the Registration Statement or the Prospectus shall have been filed unless a copy thereof was first submitted to the Underwriters and the Underwriters did not object thereto in good faith.

               (b) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, (i) there shall not have been a material adverse change in the general affairs, business, business prospects, properties, management, condition (financial or otherwise) or results of operations of Operating Partnership and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, in each case other than as set forth in or contemplated by the Registration Statement and the Prospectus and
       (ii) neither the Company nor any of its subsidiaries shall have sustained any material loss or interference with its business or properties from fire, explosion, flood or other casualty, whether or not covered by insurance, or from any labor dispute or any court or legislative or other governmental action, order or decree, which is not set forth in the Registration Statement and the Prospectus, if in the judgment of the Underwriters any such development makes it impracticable or inadvisable to consummate the sale and delivery of the Securities by the Underwriters and at the public offering price.

               (c) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, there shall have been no litigation or other proceeding instituted against the Company or any of its subsidiaries or any of their respective officers or directors or trustees, as the case may be, in their capacities as such, before or by any Federal, state or local court, commission, regulatory body, administrative agency or other governmental body, domestic or foreign, in which litigation or proceeding it is reasonably probable that an unfavorable ruling, decision or finding would have a Material Adverse Effect.

               (d) Each of the representations and warranties of the REIT and the Operating Partnership contained herein shall be true and correct in all material respects at the Closing Date, as if made at the Closing Date, and all covenants and agreements contained herein to be performed on the part of the Company and all conditions contained herein to be fulfilled or complied with by the Company at or prior to the Closing Date, shall have been duly performed, fulfilled or complied with.

               (e) Subsequent to the execution and delivery of this Underwriting Agreement and prior to the Closing Date, there shall not have occurred any downgrading in the rating accorded the Securities or any other debt securities of the Company by any Rating Agency nor shall any notice have been given to the Company of (i) any intended or potential downgrading by any Rating Agency in such securities, or (ii) any review or possible change by any Rating Agency that does not indicate a stable, positive or improving rating accorded such securities.

               (f) The Underwriters shall have received one or more opinions, dated the Closing Date and satisfactory in form and substance to the Underwriters' counsel, from Goodwin, Procter LLP, counsel to the Company,
       (i) to the effect set forth in EXHIBIT B and (ii) concerning the tax matters set forth below:

                      (i) Commencing with the Company's first taxable year ended
               December 31, 1994, the Company has been organized in conformity with the requirements for qualification as a REIT under the Code, and the Company's method of operation, as described in the Prospectus and in company certificates delivered to such counsel, will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code; and

                      (ii) The statements in the Prospectus Supplement and the
               Prospectus under the captions "Additional Federal Income Tax Considerations and Consequences of Your Investment" and "Federal Income Tax Considerations and Consequences of Your Investment," to the extent such information constitutes matters of law, summaries of legal matters, or legal conclusions, have been reviewed by such counsel and are accurate in all material respects as of the date of such opinion.

               (g) The Underwriters shall have received an opinion, dated the Closing Date, from O'Melveny & Myers LLP, Underwriters' counsel, with respect to the Registration Statement, the Prospectus and this Agreement, which opinion shall be satisfactory in all respects to the Underwriters.

               (h) Concurrently with the execution and delivery of this Agreement, Deloitte & Touche LLP shall have furnished to the Underwriters a letter, dated the date of its delivery, addressed to the Underwriters and in form and substance satisfactory to the Underwriters, confirming that they are independent accountants with respect to the Company as required by the Act and the Rules and Regulations and with respect to the financial and other statistical and numerical information contained in the Registration Statement or incorporated by reference therein. At the Closing Date, Deloitte & Touche LLP shall have furnished to the Underwriters a letter, dated the date of its delivery, which shall confirm, on the basis of a review in accordance with the procedures set forth in the letter from Deloitte & Touche LLP, that nothing has come to their attention during the period from the date of the letter referred to in the prior sentence to a date (specified in the letter) not more than three days prior to the Closing Date which would require any change in their letter dated the date hereof if it were required to be dated and delivered at the Closing Date.

               (i) At the Closing Date, there shall be furnished to the Underwriters an accurate certificate, dated the date of its delivery, signed by each of the Chief Executive Officer and the Chief Financial Officer of each of (a) Gables GP on behalf of the Operating Partnership and (b) the REIT, in form and substance satisfactory to the Underwriters, to the effect that:

                      (i) The Prospectus has been filed as required by Section
               3(a) and no stop order suspending the effectiveness of the Registration Statement under the Act or the blue sky laws of any jurisdiction has been issued and, to the best of their knowledge, information and belief, no proceeding for such purpose is pending before or threatened or contemplated by the Commission or the authorities of any such jurisdiction.

                      (ii) Any request for additional information on the part of the staff of the Commission or any such authorities has been complied with to the satisfaction of the staff of the Commission or such authorities.

                      (iii) Each signer of such certificate has carefully
               examined the Registration Statement and the Prospectus (including any documents filed under the Exchange Act and deemed to be incorporated by reference into the Prospectus) and (A) believes that as of the date of such certificate, such documents are true and correct in all material respects and do not omit to state a material fact required to be stated therein or necessary in order to make the statements therein not untrue or misleading and (B) does not know of any event that has occurred as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein not untrue or misleading in any material respect and there has been no document required to be filed under the Exchange Act and the Exchange Act Rules and Regulations that upon such filing would be deemed to be incorporated by reference into the Prospectus that has not been so filed.

                      (iv) Each of the representations and warranties of the
               Company contained in this Agreement were, when originally made, and are, at the time such certificate is delivered, true and correct in all material respects.

                      (v) Each of the covenants required to be performed by the
               Company herein on or prior to the delivery of such certificate has been duly, timely and fully performed and each condition herein required to be complied with by the Company on or prior to the date of such certificate has been duly, timely and fully complied with.

                      (vi) All of the statements made in the Company's audited
               financial statements and notes thereto set forth in the Company's Annual Report on 10-K for the year ended December 31, 2001 (the "2001 Annual Report") are true, correct and complete as of the date appearing on such statements and, since the date of the filing of the 2001 Annual Report, no event has occurred or condition exists which would cause the undersigned to doubt the accuracy or completeness of such financial statements, in each case in accordance with U.S. generally accepted accounting principals.

                      (vii) Since the execution and delivery of the Underwriting
               Agreement and prior to the Closing Date, there has not occurred any downgrading in the rating accorded the Securities or any other debt securities of the Company by any Rating Agency nor has any notice been given to the Company of (A) any intended or potential downgrading by any Rating Agency in such securities, or
               (B) any review or possible change by any Rating Agency that does not indicate a stable, positive or improving rating accorded such securities.

               (j) The Securities shall be qualified for sale in such states as the Underwriters may reasonably request, each such qualification shall be in effect and not subject to any stop order or other proceeding on the Closing Date.

               (k) The Company shall have furnished to the Underwriters such certificates, including, without limitation, one or more certificates of the of the REIT and the Secretary of Gables GP on behalf of the Operating Partnership, in addition to those otherwise specifically mentioned herein, as the Underwriters may have reasonably requested as to the accuracy and completeness at the Closing Date of any statement in the Registration Statement or the Prospectus or any documents filed under the Exchange Act and deemed to be incorporated by reference into the Prospectus, as to the accuracy at the Closing Date of the representations and warranties of the Company herein as to the performance by the Company of its obligations hereunder or as to the fulfillment of the conditions concurrent and precedent to the obligations hereunder of the Underwriters.

       6. INDEMNIFICATION AND CONTRIBUTION.

               (a) The Operating Partnership and the REIT will indemnify and hold each Underwriter, its directors, officers, employees and agents and each person, if any, who controls it within the meaning of Section 15 of the Act or Section 20 of the Exchange Act harmless from and against any and all losses, claims, liabilities, expenses and damages (including, but not limited to, any and all investigative, legal and other expenses reasonably incurred in connection with, and any and all amounts paid in settlement of, any action, suit or proceeding between any of the indemnified parties and any indemnifying parties or between any indemnified party and any third party, or otherwise, or any claim asserted), as and when incurred, to which any Underwriter, or any such person may become subject under the Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, liabilities, expenses or damages arise out of or are based on (i) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus, the Registration Statement or the Prospectus or any amendment or supplement to the Registration Statement or the Prospectus or in any documents filed under the Exchange Act and deemed to be incorporated by reference into the Prospectus, or in any application or other document executed by or on behalf of the Company or based on written information furnished by or on behalf of the Company filed in any jurisdiction in order to qualify the Securities under the securities or blue sky laws thereof or filed with the Commission, (ii) the omission or alleged omission to state in such document a material fact required to be stated in it or necessary to make the statements in it, in the light of the circumstances under which they were made, not misleading or (iii) any act or failure to act or any alleged act or failure to act by any Underwriter in connection with, or relating in any manner to, the Securities or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability, expense or action arising out of or based upon matters covered by clause (i) or (ii) above (PROVIDED that the Company shall not be liable under this clause (iii) to the extent it is finally judicially determined by a court of competent jurisdiction that such loss, claim, damage, liability, expense or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by such Underwriter through its gross negligence or willful misconduct); PROVIDED, that the Company will not be liable to the extent that such loss, claim, damage, liability, expense or action arises from the sale of the Securities in the public offering to any person by any Underwriter and is based on an untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information relating to the Underwriter furnished in writing to the Company by such Underwriter expressly for inclusion in the Registration Statement, any preliminary prospectus or the Prospectus. This indemnity agreement will be in addition to any liability that the Operating Partnership or the REIT might otherwise have.

               (b) Each Underwriter will indemnify and hold harmless the Operating Partnership, the REIT, each person, if any, who controls the Operating Partnership or the REIT within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, each trustee of the REIT and each officer of the REIT or the Operating Partnership who signs the Registration Statement to the same extent as the foregoing indemnity from the Operating Partnership and the REIT to each Underwriter, but only insofar as losses, claims, damages, liabilities, expenses or actions arise out of or are based on any untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information relating to any Underwriter furnished in writing to the Company by such Underwriter expressly for use in the Registration Statement or the Prospectus. This indemnity will be in addition to any liability that each Underwriter might otherwise have; PROVIDED, HOWEVER, that in no case shall any Underwriter be liable or responsible for any amount in excess of the underwriting discounts and commissions received by such Underwriter.

               (c) Any party that proposes to assert the right to be indemnified under this Section 6 will, promptly after receipt of notice of commencement of any action against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section 6, notify each such indemnifying party of the commencement of such action, enclosing a copy of all papers served, but the omission so to notify such indemnifying party will not relieve it from any liability that it may have to any indemnified party under the foregoing provisions of this Section 6 unless, and only to the extent that, such omission results in the forfeiture of substantive rights or defenses by the indemnifying party. If any such action is brought against any indemnified party and it notifies the indemnifying party of its commencement, the indemnifying party will be entitled to participate in and, to the extent that it elects by delivering written notice to the indemnified party promptly after receiving notice of the commencement of the action from the indemnified party, jointly with any other indemnifying party similarly notified, to assume the defense of the action, with counsel reasonably satisfactory to the indemnified party, and after notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party for any legal or other expenses except as provided below and except for the reasonable costs of investigation subsequently incurred by the indemnified party in connection with the defense. The indemnified party will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such indemnified party unless (i) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (ii) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (iii) a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (iv) the indemnifying party has not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one additional firm admitted to practice in such jurisdiction at any one time for all such indemnified party or parties. All such fees, disbursements and other charges will be reimbursed by the indemnifying party promptly as they are incurred. An indemnifying party will not be liable for any settlement of any action or claim effected without its written consent (which consent will not be unreasonably withheld); PROVIDED, HOWEVER, no indemnifying party shall, without the prior written consent of each indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding relating to the matters contemplated by this Section 6 (whether or not any indemnified party is a party thereto), unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising or that may arise out of such claim, action or proceeding.

               (d) In order to provide for just and equitable contribution in circumstances in which the indemnification provided for in the foregoing paragraphs of this Section 6 is applicable in accordance with its terms but for any reason is held to be unavailable from the Company or the Underwriter, the Company and the Underwriters will contribute to the total losses, claims, liabilities, expenses and damages (including any investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted, but after deducting any contribution received by the Company from persons other than the Underwriters, such as persons who control the Company within the meaning of the Act, officers of the Company who signed the Registration Statement and trustees of the Company, who also may be liable for contribution) to which the Company and any one or more of the Underwriters may be subject in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. If, but only if, the allocation provided by the foregoing sentence is not permitted by applicable law, the allocation of contribution shall be made in such proportion as is appropriate to reflect not only the relative benefits referred to in the foregoing sentence but also the relative fault of the Company, on the one hand, and the Underwriters, on the other, with respect to the statements or omissions which resulted in such loss, claim, liability, expense or damage, or action in respect thereof, as well as any other relevant equitable considerations with respect to such offering. Such relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 6(d) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purposes) or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, liability, expense or damage, or action in respect thereof, referred to above in this Section 6(d) shall be deemed to include, for purpose of this Section 6(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 6(d), no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions received by it and no person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute as provided in this Section 6(d) are several in proportion to their respective underwriting obligations and not joint. For purposes of this Section 6(d), any person who controls a party to this Agreement within the meaning of the Act will have the same rights to contribution as that party, and each officer of the Company who signed the Registration Statement will have the same rights to contribution as the Company, subject in each case to the provisions hereof. Any party entitled to contribution, promptly after receipt of notice of commencement of any action against such party in respect of which a claim for contribution may be made under this Section 6(d), will notify any such party or parties from whom contribution may be sought, but the omission so to notify will not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have under this Section 6(d). No party will be liable for contribution with respect to any action or claim settled without its written consent (which consent will not be unreasonably withheld).

               (e) The indemnity and contribution agreements contained in this
       Section 6 and the representations and warranties of the Company contained in this Agreement shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of the Underwriters, (ii) acceptance of the Securities and payment therefor or
       (iii) any termination of this Agreement.

       7. REPRESENTATIONS AND AGREEMENTS TO SURVIVE DELIVERY. All representations, warranties, agreements and covenants of the Company herein or in certificates delivered pursuant hereto, and the agreements of the Underwriters contained in Section 6 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any Underwriter or any controlling persons, or the Company or any of its officers, trustees, or any controlling persons, and shall survive (i) termination of this Agreement and (ii) delivery of and payment for the Securities hereunder.

       8. SUBSTITUTION OF UNDERWRITERS.

               (a) If any Underwriter or Underwriters shall fail to take up and pay for the aggregate principal amount of Securities agreed by such Underwriter or Underwriters to be purchased hereunder, upon tender of such Securities in accordance with the terms hereof, and the aggregate principal amount of Securities not purchased does not aggregate more than 10% of the total aggregate principal amount of Securities that the Underwriters are obligated to purchase hereunder at the Closing Date, the remaining Underwriters shall be obligated to take up and pay for (in proportion to their respective underwriting obligations hereunder as set forth in SCHEDULE 1 hereto except as may otherwise be determined by you) the Securities that the withdrawing or defaulting Underwriter or Underwriters agreed but failed to purchase.

               (b) If any Underwriter or Underwriters shall fail to take up and pay for the aggregate principal amount of Securities agreed by such Underwriter or Underwriters to be purchased hereunder, upon tender of such Securities in accordance with the terms hereof, and the principal amount of Securities not purchased aggregates more than 10% of the total principal amount of Securities that the Underwriters are obligated to purchase hereunder at the Closing Date, and arrangements satisfactory to you and the Company for the purchase of such Securities by other persons are not made within 36 hours thereafter, this Agreement shall terminate. In the event of any such termination the Company shall not be under any liability to any Underwriter with respect to Securities not purchased by reason of such termination (except to the extent provided in Section 4(j), regarding payment of expenses, and Section 6, regarding indemnification and contribution, hereof) nor shall any Underwriter (other than an Underwriter who shall have failed, otherwise than for some reason permitted under this Agreement, to purchase the amount of Securities agreed by such Underwriter to be purchased hereunder) be under any liability to the Company with respect to such Securities (except to the extent provided in Section 6 hereof).

       9. TERMINATION. The obligations of the Underwriters under this Agreement may be terminated at any time on or prior to the Closing Date, by notice to the Company from the Underwriters, without liability on the part of the Underwriters to the Company, if, prior to delivery and payment for the Securities, in the sole judgment of the Underwriters, (i) trading in any of the equity securities of the Company shall have been suspended by the Commission, by an exchange that lists such equity securities or by the National Association of Securities Dealers Automated Quotation National Market System, (ii) trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum or maximum prices shall have been generally established on such exchange, or additional material governmental restrictions, not in force on the date of this Agreement, shall have been imposed upon trading in securities generally by such exchange or by order of the Commission or any court or other governmental authority, (iii) a general banking moratorium shall have been declared by either Federal or New York State authorities or (iv) any material adverse change in the financial or securities markets in the United States or in political, financial or economic conditions in the United States or any outbreak or material escalation of hostilities or declaration by the United States of a national emergency or war or other calamity or crisis shall have occurred the effect of any of which is such as to make it impracticable or inadvisable to proceed with the offering, sale or delivery of the Securities on the terms and in the manner contemplated by the Prospectus.

       10. NOTICES. Notice given pursuant to any of the provisions of this Agreement shall be in writing and, unless otherwise specified, shall be mailed or delivered (a) if to the Company, at the office of the Company, 2859 Paces Ferry Road, Atlanta, Georgia 30339, Attention: President, or (b) if to the Underwriters, to the offices of Wachovia Securities, Inc. 301 South College Street, DC-8, Charlotte, NC 28288, Attention: Syndicate Desk. Any such notice shall be effective only upon receipt. Any notice under Section 10 hereof may be made by telex, facsimile or telephone, but if so made shall be subsequently confirmed in writing.

       11. PARTIES. This Agreement has been and is made solely for the benefit of the Underwriters, the Operating Partnership and the REIT and of the controlling persons, directors, trustees, and officers referred to in Section 6, and their respective successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" as used in this Agreement shall not include a purchaser, as such purchaser, of Securities from the Underwriters.

       12. APPLICABLE LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

       13. COUNTERPARTS. This Agreement may be signed in two or more counterparts with the same effect as if the signatures thereto and hereto were upon the same instrument.

       14. SEVERABILITY. In case any provision in this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

       15. WAIVER OF TRIAL BY JURY. The Operating Partnership, the REIT and each of the Underwriters each hereby irrevocably waive any right they may have to a trial by jury in respect of any claim based upon or arising out of this Agreement or the transactions contemplated hereby.

       16. MANAGING UNDERWRITER. Any action required or permitted to be taken by the Underwriters under this Agreement may be taken by them jointly or by Wachovia Securities, Inc.

                            [Signature page follows.]

       Please confirm that the foregoing correctly sets forth the agreement among the REIT, the Operating Partnership and the Underwriters.


                                         Very truly yours,

                                         GABLES REALTY LIMITED PARTNERSHIP

                                         By: GABLES GP, INC.,
                                             General Partner


                                         By: /s/ MARVIN R. BANKS, JR.
                                            ------------------------------------
                                                 Marvin R. Banks, Jr.,
                                                 Chief Financial Officer


                                         GABLES RESIDENTIAL TRUST


                                         By: /s/ MARVIN R. BANKS, JR.
                                            ------------------------------------
                                                 Marvin R. Banks, Jr.,
                                                 Chief Financial Officer



Confirmed as of the date first above mentioned:

WACHOVIA SECURITIES, INC.
J.P. MORGAN SECURITIES INC.
BANC OF AMERICA SECURITIES LLC
PNC CAPITAL MARKETS, INC.
SUNTRUST CAPITAL MARKETS, INC.
WELLS FARGO BROKERAGE SERVICES, LLC
AMSOUTH BANK
SOUTHTRUST SECURITIES, INC.

By: J.P. MORGAN SECURITIES INC.
    WACHOVIA SECURITIES, INC.,
    as representatives of the several underwriters

By: WACHOVIA SECURITIES, INC.,


By: /s/ WILLIAM INGRAM
   -------------------------------------
        AUTHORIZED SIGNATORY

                                   SCHEDULE 1


                            UNDERWRITING COMMITMENTS

                                                                                   AGGREGATE PRINCIPAL
UNDERWRITER                                                                      AMOUNT OF SECURITIES TO
                                                                                      BE PURCHASED
---------------------------------------------------------------------------     ----------------------------
Wachovia Securities, Inc................................................                $72,000,000

J.P. Morgan Securities Inc..............................................                 72,000,000

Banc of America Securities LLC .........................................                  8,100,000

PNC Capital Markets, Inc................................................                  8,100,000

SunTrust Capital Markets, Inc...........................................                  8,100,000

Wells Fargo Brokerage Services, LLC.....................................                  8,100,000

AmSouth Bank............................................................                  1,800,000

Southtrust Securities, Inc..............................................                  1,800,000
------------------------------------------------------------------------------------------------------------

         Total..............................................................           $180,000,000
                                                                                ============================

                                  Schedule 1-1

                                   SCHEDULE 2


                          DESCRIPTION OF SECURITIES AND
                               PRICING INFORMATION



TITLE OF SECURITIES:                        5.75% Senior Notes due 2007
-------------------

AGGREGATE PRINCIPAL AMOUNT:                 $180,000,000
--------------------------

MATURITY DATE:                              July 15, 2007
-------------

INTEREST RATE:                              5.75% per annum from July 8, 2002
-------------

COUPON PAYMENT DATES:                       January 15 and July 15
--------------------                       (commencing January 15,  2003)

PRICE TO PUBLIC:                            99.732%  plus  accrued  interest
---------------                             (if any) from July 8, 2002 to the
                                            Delivery Date

UNDERWRITING DISCOUNT:                      0.60%
---------------------

NET PRICE TO OPERATING
   PARTNERSHIP:                             99.132%  plus  accrued  interest
----------------------                      (if any) from July 8, 2002 to the
                                            Delivery Date

ACCRUED INTEREST FROM
   JULY 8, 2002 TO THE
   SCHEDULED DELIVERY DATE:                 $0
--------------------------

PROCEEDS TO BE PAID
   TO THE OPERATING PARTNERSHIP:            $178,437,600.00
-------------------------------


DELIVERY DATE AND TIME:                     Monday, July 8, 2002,
----------------------                      approximately 10:00 a.m.
                                            (New York City time)

                                  Schedule 2-1

                                   SCHEDULE 3

                                  SUBSIDIARIES*


Gables Realty Limited Partnership, a Delaware limited partnership Gables-Tennessee Properties, LLC, a Tennessee limited liability company Gables GP, Inc., a Texas corporation
Gables East Construction, Inc., a Georgia corporation
GBP Services, Inc., a Florida corporation
Gables Central Construction, Inc., a Texas corporation
Gables Residential Services, Inc., a Texas corporation
Pin Oak Green, a Texas general partnership
Pin Oak Park Apartments, a Texas general partnership
Candlewood Gen Par, Inc., a Georgia corporation
Candlewood-Indian Creek Limited Partnership, a Georgia limited partnership GRT Villas Gen Par, Inc. (F.K.A. Candle Creek, Inc.), a Georgia corporation GRT Villas Limited Partnership, a Texas limited partnership
Boca Place Associates, Ltd., a Florida limited partnership
Boynton Beach I Limited Partnership, a Florida limited partnership
CM Bay Associates, a Florida general partnership
Hampton Lakes Associates, a Florida general partnership
Hampton Lakes II Associates, a Florida general partnership
Hampton Place Joint Venture, a Florida general partnership
Kings Colony Associates, Ltd., a Florida limited partnership
Mizner I Limited Partnership, a Florida limited partnership
San Michele Joint Venture, a Florida general partnership
San Remo Limited Partnership, a Florida limited partnership
TCRDAD Vinings at Boynton Beach II Limited Partnership, a Florida limited partnership
TCRDAD Wellington Limited Partnership, a Florida limited partnership
Town Colony Associates, a Florida general partnership
Town Colony II Associates, a Florida general partnership
Gables Lions Head Limited Partnership, a Texas limited partnership
Gables Rivercrest II Limited Partnership, a Texas limited partnership Vinings Realty Partners L.L.C., a Florida limited liability company


* EXCLUDES THE FOLLOWING ENTITIES:

o Gables Residential Apartment Portfolio JV LLC (in which the Operating Partnership has a 20% Class B Membership Interest)

o Metropolitan Apartments Joint Venture (in which the Operating Partnership has a 25% general partner interest)

o Arbors of Harbor Town Joint Venture (Gables-Tennessee Properties, LLC has a 50% general partner interest in Harbor Town Partners, which has a 50% general partner interest in Arbors of Harbor Town Joint Venture)

o CMS Tennessee Multifamily Joint Venture, LP (in which the Operating Partnership has a 1% general partner interest and a 8% limited partner interest)

                                  Schedule 3-1

                                    EXHIBIT A


              INFORMATION IN REGISTRATION STATEMENT AND PROSPECTUS
                          FURNISHED BY THE UNDERWRITERS


       The following information appearing in the Prospectus has been furnished by the Underwriters expressly for use in the preparation of the Prospectus:

            1.   The names of the Underwriters.

            2. The following information contained in the Prospectus Supplement under the caption "Underwriting":

                 a. The allocation of securities among the Underwriters in the table following the first paragraph; and

                 b. The information in the paragraph titled "Dealers' Compensation"

                                    EXHIBIT B


                           OPINION OF COMPANY COUNSEL


       1. The Registration Statement (which term, for purposes of this opinion, includes any Rule 462(b) Registration Statement) has been declared effective under the 1933 Act. The Prospectus has been filed with the Commission pursuant to Rule 424 under the 1933 Act. To the best of our knowledge (based solely on an oral representation of a member of the Commission's staff), no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act and no proceeding for that purpose has been instituted or threatened by the Commission.

       2. Each of (a) the Registration Statement, when it became effective, (b) any amendment or supplement thereto, on the date of filing and effectiveness thereof with the Commission and (c) the Prospectus and any supplement thereto, as of the date thereof, complied as to form in all material respects with the requirements of the 1933 Act and the rules and regulations thereunder (other than (i) the financial statements and schedules and other financial and statistical information and data included therein or omitted therefrom, and (ii) any documents incorporated by reference into the Registration Statement, as to which we express no opinion) it being understood that, in passing upon compliance as to the form of the Registration Statement, we assume that the statements made therein are correct and complete.

       3. The descriptions in the Registration Statement and the Prospectus (other than the documents incorporated by reference and other than with respect to the matters in the Prospectus under the captions "Federal Income Tax Considerations and Consequences of Your Investment" and "Additional Federal Income Tax Considerations and Consequences of Your Investment," for which reference is made to our separate opinion delivered to you this day) of statutes are accurate in all material respects and fairly present the information required to be disclosed therein. We do not know of any statutes or legal or governmental proceedings required to be described in the Prospectus that are not described as required, or of any contracts or documents of a character required to be described in the Registration Statement or Prospectus or to be filed as exhibits to the Registration Statement that are not so described or filed.

       4. Neither the REIT nor the Operating Partnership (after giving effect to the sale of the Securities) is required to be registered under the Investment Company Act of 1940, as amended.

       5. The REIT has been duly organized and is validly existing as a real estate investment trust in good standing under the laws of the State of Maryland. Each of the REIT and the Operating Partnership has full power and authority to conduct its business as described in the Registration Statement and Prospectus.

       6. The Operating Partnership has been duly formed and is validly existing as a limited partnership in good standing under the laws of the State of Delaware. All of the issued and outstanding partnership interests of the Operating Partnership have been duly authorized and are validly issued.

       7. Each Significant Subsidiary has been duly organized and is validly existing as a limited partnership or corporation, as the case may be, in good standing under the laws of its state of organization or formation as set forth on EXHIBIT 1 hereto.

       8. Except as set forth in EXHIBIT 2 hereto, the REIT, directly or through Significant Subsidiaries, is the sole record owner of all of the capital stock or partnership interests, as the case may be, of each Significant Subsidiary.

       9. Each of the Significant Subsidiaries has corporate or partnership power, as the case may be, and authority to conduct its business as described in the Prospectus.

       10. Each of the Operating Partnership and the Significant Subsidiaries, respectively, is duly qualified or registered as a foreign corporation or foreign partnership, as the case may be, to transact business and is in good standing in each jurisdiction listed in EXHIBIT 1 hereto.

       11. All of the outstanding shares of the Company identified in the Prospectus have been duly authorized and are validly issued, fully paid and nonassessable and conform to the description thereof in the Prospectus.

       12. (i) The Securities have been duly authorized, executed and delivered by the Operating Partnership and, when duly authenticated in accordance with the terms of the Indenture and delivered to and paid for by the Underwriters in accordance with the terms of the Underwriting Agreement, will constitute valid and binding obligations of the Company entitled to the benefits provided by the Indenture and enforceable against the Operating Partnership in accordance with their terms;

            (ii) the Indenture has been duly authorized, executed and delivered by the Operating Partnership and constitutes a valid and binding agreement of the Operating Partnership enforceable against the Operating Partnership in accordance with its terms;

            (iii) the Indenture has been duly qualified under the Trust Indenture Act;

            (iv) the Indenture and the Securities conform in all material respects to the descriptions thereof in the Registration Statement and the Prospectus.

       13. The REIT and the Operating Partnership have full power and authority to enter into the Underwriting Agreement, and the Underwriting Agreement has been duly authorized, executed and delivered by each of the REIT and the Operating Partnership. To our knowledge, the issuance and sale of the Securities to the Underwriters on the terms contemplated in the Underwriting Agreement will not result in the creation or imposition of any lien, charge or encumbrance upon any of the assets of the REIT, the Operating Partnership, or any of the Significant Subsidiaries, pursuant to the terms or provisions of, or result in a breach or violation of any of the terms or provisions of, or constitute a default or result in the acceleration of any obligation under, (i) the Declaration of Trust or Bylaws of the REIT, (ii) the articles or certificate of incorporation, partnership agreement or by-laws of any of the Significant Subsidiaries, (iii) the limited partnership agreement of the Operating Partnership, (iv) any agreement or instrument filed as an exhibit to the Registration Statement and incorporated therein by reference to which the REIT, the Operating Partnership or any of the Significant Subsidiaries is a party or by or pursuant to which any of them or their respective properties is bound, affected or financed, or (v) any statute, rule or regulation or judgment, ruling, decree or order, known to us, of any court or other governmental agency or body applicable to the business or properties of the REIT, the Operating Partnership or any of the Significant Subsidiaries (except that (i) we express no opinion as to the securities or blue sky laws of any jurisdiction other than the United States and (ii) insofar as compliance with the federal securities laws of the United States is concerned, our opinions are limited to numbered paragraphs (1), (2), (3), (4) and (14) and (iii) our opinion in this paragraph
(13) should not be interpreted to address the disclosure requirements of the securities laws, for which we make reference to our statements following numbered paragraph (14) below), where such violation or default, individually or in the aggregate, might have a material adverse effect on the business, properties, business prospects, condition (financial or otherwise) or results of operations of the REIT, the Operating Partnership and the Significant Subsidiaries taken as a whole.

       14. To our knowledge, no consent, approval, authorization or order of, or filing with, any court or governmental agency or body is required in connection with the issuance or sale of the Securities by the Company, except (i) such as have been obtained under the 1933 Act or the Securities Exchange Act of 1934, as amended, or (ii) such as may be required under state securities laws or the by-laws or rules of the NASD in connection with the purchase and distribution of the Securities by the Underwriters.

       The limitations inherent in the independent verification of factual matters and the character of determinations involved in the registration process are such that we are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus and we make no representation that we have independently verified the accuracy, completeness or fairness of such statements. Without limiting the foregoing, we assume no responsibility for, and have not independently verified, the accuracy, completeness or fairness of the financial statements or notes thereto, financial schedules and other financial and statistical data incorporated by reference into the Registration Statement, and we have not examined the accounting, financial or statistical records from which such statements and notes, schedules and data are derived. However, in the course of our acting as counsel to the Company in connection with the preparation of the Registration Statement and the Prospectus and the public offering of the Securities we participated in conferences and telephone conversations with representatives of the Company, Arthur Andersen LLP, previous accountants for the Company and Deloitte & Touche LLP, accountants for the Company, your representatives and representatives of O'Melveny & Myers LLP, your counsel, during which conferences and conversations the contents of the Registration Statement and the Prospectus and related matters were discussed. In addition, we reviewed certain documents made available to us by the Company or otherwise in our possession.

       Based on our participation in the above-mentioned conferences and conversations, our review of the documents described above and our understanding of applicable law, we advise you that:

       (a) No facts have come to our attention which cause us to believe that the Registration Statement (excluding the financial statements and notes thereto, financial schedules and other financial or statistical information and data included or incorporated by reference therein or omitted therefrom and the Trustee's Statement of Eligibility and Qualification on Form T-1 (the "T-1") incorporated by reference therein, as to which we make no statement), at the time it became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and

       (b) No facts have come to our attention which cause us to believe that the Prospectus (excluding the financial statements and notes thereto, financial schedules and other financial or statistical information and data included or incorporated by reference therein or omitted therefrom and the T-1, as to which we make no statement), as of its date or the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

                     EXHIBIT 1 TO OPINION OF COMPANY COUNSEL

                     SIGNIFICANT SUBSIDIARIES OF THE COMPANY

                                           JURISDICTION OF
            NAME                      ORGANIZATION OR FORMATION             FOREIGN QUALIFICATIONS
---------------------------------     -------------------------             ----------------------
Gables Realty Limited Partnership        Delaware                               GA, TX, FL

Gables GP, Inc.                          Texas                                  GA, FL

Gables Residential Services, Inc.        Texas                                  AZ, CA, CO, OH, MI, NC, SC, FL,
                                                                                LA, TN, KY, MD, PA, VA

                     EXHIBIT 2 TO OPINION OF COMPANY COUNSEL

                   CAPITALIZATION OF SIGNIFICANT SUBSIDIARIES

GABLES  GP,  INC.

Common Stock:                                     Company                                                 100%


GABLES  REALTY  LIMITED  PARTNERSHIP  (as of June 28, 2002)

Limited Partnership Units:                        5,958,058  Units  owned by persons  other than        (19.34%)
                                                  the Company or Gables GP, Inc.

Limited Partnership Units:                        24,535,497 Units owned by the Company                 (79.66%)

General Partnership Units:                        308,016 Units owned by Gables GP, Inc.                  (1%)

Series A Preferred Units:                         4,554,000  Series A  Preferred  Units owned by         (99%)
                                                  the Company

                                                  46,000  Series  A  Preferred  Units  owned  by          (1%)
                                                  Gables GP, Inc.

Series Z Preferred Units:                         178,200 Series Z Preferred  Units owned by the         (99%)
                                                  Company

                                                  1,800  Series  Z  Preferred   Units  owned  by          (1%)
                                                  Gables GP, Inc.

Series B Preferred Units                          2,000,000  Series B  Preferred  Units owned by         (100%)
                                                  persons  other than the  Company or Gables GP,
                                                  Inc.


GABLES RESIDENTIAL SERVICES, INC.

Class A Common Stock (voting)                     Operating Partnership                           200 Shares

Class B Common Stock (nonvoting):                 Operating Partnership                           19,600 Shares